EXHIBIT 1.01

Universal Forest Products, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2017

Introduction

This Conflict Minerals Report (the “Report”) has been prepared by Universal Forest Products, Inc. for the period from January 1, 2017 to December 31, 2017 (the “Reporting Period”). Unless the context otherwise indicates, “Universal Forest Products,” “we,” “us,” the “Company” and “our” mean Universal Forest Products, Inc. and its consolidated subsidiaries.

This Report is presented to comply with Rule 13p-1 promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Rule”). This Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as gold, cassiterite,  columbite-tantalite, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (collectively, the “3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this Report, we have reason to believe that some of the 3TGs present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources.  Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries and proceeded to conduct due diligence on our supplier base. The results of our RCOI and due diligence are covered below.

Company Overview

Our business

We design, manufacture and market: wood, wood-alternative, and outdoor living products for national home centers and other retailers, structural lumber and other products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging, components and packing materials for various industries, and customized interior fixtures used in a variety of retail stores, commercial and other structures.

For additional information, please see Item 1 (captioned “Business”) in our Form 10-K for our fiscal year ending December 31, 2017 filed on February 28, 2018.

Our products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG. We have identified 3TG in certain of our products within our segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period. Our broad and complex range of products may contain 3TGs within the following components: non-lumber items sold to retailers (e.g. fencing systems and components, solar powered post caps, and doorbells), industrial products (e.g. pallets, skids, crates, specialty wood or alternative material packaging, and strapping), structural lumber products for the site-built market (e.g. roof trusses, floor trusses, and wall panels), and interior fixtures (e.g. shelving, display cases, and lighting).

Description of RCOI

We began our scoping process by extracting a list of our suppliers that provide us with products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the list with contact information and provided the list to our third-party service provider. This supplier list was then uploaded to our third-party service provider’s software platform that allows us to store and manage supplier requests and documentation.

From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and suppliers who are inactive. This ensures that all suppliers surveyed provided items to Universal Forest Products that were used in final products in the year 2017. Through this process, we removed 27 suppliers from in scope for the 2017 reporting period.

Our third-party service provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 5.01 or higher, developed by the Responsible Minerals Initiative (RMI) and The Global e-Sustainability Initiative, and the suppliers identified through the procedures above were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform. Non-responsive suppliers were contacted a minimum of three times and then were also guided by our service provider’s team in one on one communications. This included four follow ups in order to encourage their response via CMRTs. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party service provider have provided training to suppliers though webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 15th 2018, there were 8 invalid submissions that were not corrected by suppliers.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Due Diligence

Design of due diligence

We have designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten (collectively, the “Guidance”).

Our conflict minerals due diligence process includes the five steps as set forth in the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by us is outlined below.

Due diligence performed

Establish Strong Company Management Systems

Internal team

We have organized a Conflict Minerals Committee comprised of individuals in the legal department, including a senior attorney.  As needed, other management personnel from multiple departments participate and/or assist the Conflict Minerals Committee.  The Conflict Minerals Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and overseeing the program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems

Controls include, but are not limited to, our Code of Business Conduct and Ethics, our Conflict Minerals Policy, regular monitoring of changes in applicable laws, regulations, and guidance, whistleblower mechanisms, regular training of key employee groups, and on-site visits and audits of our suppliers.  Our Conflict Minerals Policy related to our sourcing of 3TGs is posted on our website at

http://www.ufpinvestor.com/corporate-governance/highlights within the “Investor Relations” section under “Corporate Governance.

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.0 or higher and a third-party vendor’s software reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TG identified in our products.  We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

Grievance mechanism

We maintain several methods in which employees or third parties may notify us of potential issues with our conflict minerals program, including an anonymous employee hotline, email resources both internally and on our website, direct phone numbers, and our open door policy.

Maintain records

We maintain company-wide document retention policies. These policies extend to the documentation accumulated in performing our 3TG due diligence procedures and requires that documentation will be retained for a period of five (5) years.

Identify and Assess Risks in the Supply Chain

It is important to note that Universal Forest Products has relied on supplier responses to provide us with the information about the source of 3TGs contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

1.	Geographic proximity to the DRC and Covered Countries;
2.	Responsible Minerals Assurance Process – RMAP; and
3.	Known or plausible evidence of unethical or conflict sourcing.

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587
•	Kaloti Precious Metals - CID002563
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567
•	African Gold Refinery Limited (AGR) – CID003185

When these facilities are reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent Compliance, submissions that include any of the above referenced facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Universal Forest Products, and escalating up to removal of these high risk smelters from our supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context.  If necessary, suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach, and it does not meet the goals or spirit of the Rule.  However, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are the following items from the CMRT:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Does your review process include corrective active management?

H. Do you verify due diligence information received from your suppliers?

When suppliers meet or exceed the above criteria, by answering yes to all four questions, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. We store all of this information and will continue to assess our suppliers’ program strength and monitor any improvements or changes.

Design and Implement a Strategy to Respond to Identified Risks

Universal Forest Products has established a Conflict Minerals Policy that outlines our expectations for suppliers. If these expectations are not met, the business relationship with that supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, Universal Forest Products will assess the supplier relationship and encourage that supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not that supplier can be replaced.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with smelters and refiners of Conflict Minerals and therefore do not perform or direct audits of these entities.  In connection with our due diligence, we utilized information made available by the RMI concerning independent third-party audits of smelters and refiners.

Report on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://www.ufpinvestor.com/corporate-governance/highlights within the “Investor Relations” section under “Corporate Governance” and is filed with the SEC.

Results of Due Diligence

Survey results

As of May 15th 2018, we received 202 CMRTs from 698 of our surveyed, in scope suppliers for the 2017 year.

As described above, Universal Forest Products surveys our supply chain and reviews all responses against set criteria that has been developed to determine whether further communication is needed. These criteria include: nonresponsiveness, incomplete responses and overall inconsistencies. Those that provided us with a CMRT were also asked to submit smelter and/or refiner information. The results of this are discussed in the Smelters and Refiners section below.

Smelters and refiners

Of the suppliers surveyed, many completed their CMRTs at the company, business unit or entity level. Due to the scope of these CMRTs, we are unable to conclude which of the 3TGs (if any) have actually been included in parts or products that they supplied to us, nor are we able to determine from which of the processing facilities they listed the 3TGs originated.  Many of the responses provided by a supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners (“SORs”). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid, and our third-party service provider follows up on these, urging suppliers to resubmit the form and include smelter information. Even with that further request, there are still suppliers that are unable to provide SORs used for the materials supplied to us.

For all responses that indicated a SOR, our third-party consultant compared the facilities listed to the list of SORs maintained by the Responsible Minerals Initiative (“RMI”).If a supplier indicated that the facility was certified as “Conflict-Free,” our vendor confirmed that the name was listed by RMI as a certified smelter. No violations were identified. As May 15, 2018, we have validated 316 smelters or refiners, and our third-party service provider is working to validate the additional smelter/refiner entries from the submitted CMRTs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and RMI.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names and country of origin of the necessary 3TGs in this Report at this time. We will continue to work with our suppliers to obtain SOR information at the product level.

Future Steps to be Taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our conflict minerals program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•

Engage with suppliers and direct them to training resources to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of our 3TGs with the greatest specificity possible;

•	Engage suppliers and encourage them to provide responses at the product level;
•	Continue to invest in Conflict Minerals due diligence tools;
•	Continue to respond to legal requirements regarding 3TGs in our supply chain;
•	Continue to refine the identification of suppliers who provide us with 3TGs;
•

Implement a strategy to respond to identified risk, including but not limited to, potential action to be taken against suppliers that do not respond to our requests or do not provide reasonable information to support our due diligence activities; and

•

Engage any of our suppliers found to be supplying us with 3TGs from sourcing that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

Appendix A:

The table below lists, as of May 15th , 2018, the smelters or refiners identified by our responsive suppliers that may have been used to process the conflict minerals necessary to the functionality or production of our products during 2017. As described above, this list may contain more facilities than are actually linked to the Company’s products. In addition, this list may not include all applicable facilities as not all of our suppliers were able to provide SOR information at this time. Those smelters or refiners that have been validated as compliant under the RMAP (Responsible Minerals Assurance Process) by the RMI have been noted as such in the final column on the right.

Metal	Standard Smelter Name	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	CID002708	Not Enrolled
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold LLC	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Enrolled
Gold	AU Traders and Refiners	CID002850	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Métaux S.A.	CID000189	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	Active
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
Gold	Elemetal Refining, LLC	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Not Enrolled
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Enrolled

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Enrolled
Gold	HeeSung	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Conformant
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kaloti Precious Metals	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	CID000956	Not Enrolled
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	CID002762	Active
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Enrolled
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Modeltech Sdn Bhd	CID002857	Active
Gold	Morris and Watson	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Enrolled
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Précinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	CID002582	Active
Gold	Republic Metals Corporation	CID002510	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	Sabin Metal Corp.	CID001546	Not Enrolled
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	Active
Gold	Sai Refinery	CID002853	Not Enrolled
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	SAMWON Metals Corp.	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	SungEel HiTech	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Enrolled
Gold	Tony Goetz NV	CID002587	Not Enrolled

Gold	TOO Tau-Ken-Altyn	CID002615	Not Enrolled
Gold	Torecom	CID001955	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	CID002854	Not Enrolled
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Duoluoshan	CID000410	Not Enrolled
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tantalum	KEMET Blue Powder	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Power Resources Ltd.	CID002847	Conformant

Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemicals	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Active
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Enrolled
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	CV Dua Sekawan	CID002592	Conformant
Tin	CV Gita Pesona	CID000306	Conformant
Tin	CV Tiga Sekawan	CID002593	Conformant
Tin	CV United Smelting	CID000315	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Dowa	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Not Enrolled
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	CID000448	Not Enrolled
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant

Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Modeltech Sdn Bhd	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Bangka Prima Tin	CID002776	Conformant
Tin	PT Bangka Tin Industry	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT DS Jaya Abadi	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	CID001438	Conformant
Tin	PT Inti Stania Prima	CID002530	Conformant
Tin	PT Karimun Mining	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT O.M. Indonesia	CID002757	Conformant
Tin	PT Panca Mega Persada	CID001457	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	PT Sumber Jaya Indah	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Not Enrolled
Tin	Thaisarco	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Moliren Ltd	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

Country of Origin List:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

List: Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil,  Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe